SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 1, 2002

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of California (State or other jurisdiction of incorporation or organization)	000-26946 (Commission File Number)	94-3125814 (I.R.S. Employer Identification Number)

3560 Bassett Street
Santa Clara, California 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 2. Acquisition or Disposition of Assets.

     On November 1, 2002, Intevac, Inc., a California corporation (the “Registrant”), sold the assets of its Rapid Thermal Processing product line, including certain intellectual property rights, equipment and other physical property, to Photon Dynamics, Inc., a California corporation, for an aggregate purchase price of $20 million in cash, of which $2 million will be held in escrow for one year. The release of the escrow is subject to certain conditions as further identified in the Agreement. The transaction was completed pursuant to an Asset Purchase Agreement (the “Agreement”) between the Registrant and Photon Dynamics dated as of October 22, 2002.

     The terms of the Agreement, and the other agreements, instruments and documents contemplated by the Agreement, were the result of arms-length negotiations among the parties. The Agreement is included with this Report on Form 8-K as Exhibit 2.1. The foregoing description of the sale is qualified in its entirety by reference to such Exhibit.

     On November 4, 2002, the Registrant issued a press release announcing the completion of the sale of the Rapid Thermal Processing assets to Photon Dynamics, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

2.1	Asset Purchase Agreement between Intevac, Inc. and Photon Dynamics, Inc., dated as of October 22, 2002.

99.1	Text of Press Release, dated as of November 4, 2002.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC. a California corporation

Dated:	November 12, 2002	By:	/s/ CHARLES B. EDDY III

Charles B. Eddy III Vice President Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Asset Purchase Agreement between Intevac, Inc. and Photon Dynamics, Inc., dated as of October 22, 2002.

99.1	Text of Press Release, dated as of November 4, 2002.